SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549




                                FORM 8-K

                             CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of
                  the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)   June
10, 1994

                       GEO. A. HORMEL & COMPANY
        (Exact name of registrant as specified in its charter)

                                DELAWARE
            (State or other jurisdiction of incorporation)



         1-2402                     41-0319970
(Commission File Number) IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (507)
437-5737

Pages: This report contains four (4) pages numbered sequentially from this cover page.

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Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

June 10, 1994

The Company announced today it is seeking to purchase most of the consumer foods businesses comprising Nalley's Fine
Foods Division and Nalley's Canada Limited, currently owned by Curtice-Burns, Inc., Rochester, New York. The purchase of Nalley's by the Company is subject to the prior acquisition of Curtice-Burns by Dean Foods Company, Franklin Park, Illinois.

Nalley's, headquartered in Tacoma, Washington, is a regional processor and marketer of consumer-branded chili, stew, microwave meals, salad dressings, pickles, peanut butter, dips and salsa. The purchase of Nalley's by the Company is contingent on successful negotiations of definitive agreements, completion of due diligence, required government consent and approval of the Hormel
Foods Corporation Board of Directors.

Also the following Press Release:

FOR RELEASE UPON RECEIPT:

AUSTIN, MINN. (June 9, 1994) -- Hormel Foods
Corporation announced today it is seeking to purchase most of the consumer foods businesses comprising Nalley's Fine
Foods Division and Nalley's Canada Limited, currently owned by Curtice-Burns, Inc., Rochester, N.Y. The purchase of Nalley's by Hormel Foods is subject to the prior acquisition of Curtice-Burns by Dean Foods Company,
Franklin Park, Ill.

Nalley's Fine Foods, headquartered in Tacoma, Wash., is a strong regional processor and marketer of consumer-branded chili, stew, microwave meals, salad dressings, pickles, peanut butter, dips and salsa.

"Hormel Foods' interest is in acquiring the assets of Nalley's in order to obtain several well-established consumer brands in the Pacific Northwest," said V. Allan
Krejci, director of public relations. "These valuable product additions are compatible with our current mix of high-quality, consumer-oriented foods and, coupled with our marketing, sales and distribution strengths, clearly extend the Company's focus in a geographic area we are striving to improve."



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Joel W. Johnson, president and chief executive officer,
expressed pleasure with the proposed purchase. "The acquisition of these high quality, well-recognized brands in the Northwest will provide incremental volume to our already successful and growing Grocery Products Division and Foodservice Group," he stated. "Hormel Foods is impressed with the consistently strong performance of the Nalley's organization."

Core brands of Nalley's Fine Foods Division that have attained leadership status in the Pacific Northwest include Nalley's canned meats and entrees; Bernstein's pourable dressing; Nalley's spreadable dressing; Farman's and Nalley's pickles, and Adams natural peanut butter, all of which are sold through retail and foodservice channels.
Total sales of these and other branded products included in the proposed purchase exceed $180 million.

Krejci noted that the purchase is contingent on negotiation of definitive agreements; completion of due diligence; required government consent to the transaction, and approval by the Hormel Foods Board of Directors. No price or other terms of the impending agreement were disclosed.



























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                         SIGNATURES



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                               GEO. A. HORMEL & COMPANY
                                    (Registrant)




                              By
                                D. J. HODAPP
                                Executive Vice President
                                and Chief Financial Officer




                              By
                                R. J. THATCHER
                                Vice President and
                                Treasurer











Dated: June 10, 1994







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